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                                                                    EXHIBIT 11.3

                ALL AMERICAN COMMUNICATIONS, INC. & SUBSIDIARIES

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                     NINE MONTHS ENDED SEPTEMBER 30, 1994
                                              -----------------------------------------------------------------------------------
                                                                                                                     AS FURTHER
                                                                                                                      ADJUSTED
                                                                                                                       FOR THE
                                                                                     AS ADJUSTED                    MARK GOODSON
                                                  HISTORICAL                           FOR THE                       ACQUISITION
                                              -------------------    PRO FORMA        FREMANTLE     PRO FORMA          AND THE
                                              COMPANY   FREMANTLE   ADJUSTMENTS      ACQUISITION   ADJUSTMENTS        OFFERING
                                              -------   ---------   -----------      -----------   ------------     -------------
                                                                  (IN THOUSANDS -- EXCEPT PER SHARE AMOUNTS)
Weighted average number of common shares
 outstanding................................    4,960                   3,150(1)         8,110         4,000(2)         12,110
Assumed exercise of dilutive options and
  warrants under the treasury stock method
  based on average market price.............       --                                       --            53                53
                                              -------     -------     -------          -------        ------           -------
Weighted average number of common shares and
  common share equivalents -- primary(B)....    4,960          --       3,150            8,110         4,053            12,163
Additional shares from assumed exercise of
  dilutive options and warrants under the
  treasury stock method based on ending
  market price..............................       --                                       --            56(3)             56
Weighted average assumed conversion of
  6 1/2% Convertible Subordinated Notes due
  2003......................................    5,217                                    5,217                           5,217
                                              -------     -------     -------          -------        ------           -------
Weighted average number of common shares and
  common share equivalents -- fully
  diluted(D)................................   10,043          --       3,150           13,193         4,109            17,436
                                              =======     =======     =======          =======        ======           =======
Computation of net income (loss) for per
  share purposes:
Net income (loss)(A)........................  $(2,667)   $    476     $(2,033)         $(4,224)       $4,278           $    54
Add: After tax reduction of interest expense
     for assumed conversion of 6 1/2%
     Convertible Subordinated Notes due
     2003...................................    1,881                                    1,881                           1,881
                                              -------     -------     -------          -------        ------           -------
Net income (loss) for fully diluted per
  share computation(C)......................  $  (786)   $    476     $(2,033)         $(2,343)       $4,278           $ 1,935
                                              =======     =======     =======          =======        ======           =======
Net earnings (loss) per share -- Primary
  (A)/(B)...................................  $ (0.54)                                 $ (0.52)                        $(0.004)
                                              =======                                  =======                         =======
Net earnings (loss) per share -- Fully
  diluted(C)/(D)............................  $ (0.08)(*)                              $ (0.18)(*)                     $  0.11(*)
                                              =======                                  =======                         =======
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(*) Calculation is antidilutive

(1) Reflects the weighted average number of shares issued in connection with the Fremantle Acquisition.

(2) Reflects the issuance of Class B Common Stock in connection with the offering.

(3) Reflects the inclusion of dilutive common stock equivalents.